Exhibit 99.2

Contact:	Tracey Noe (Media) +1 847 943 5678 news@mdlz.com	Shep Dunlap (Investors) +1 847 943 5454 ir@mdlz.com

Mondelēz International Announces Pricing For Its Previously Announced Cash Tender Offer

CHICAGO, March 17, 2022 (GLOBE NEWSWIRE) – Mondelēz International, Inc. (Nasdaq: MDLZ) (“Mondelēz International”) today announced the pricing of its previously announced offer to purchase (the “Tender Offer”) for cash up to an aggregate consideration amount, including premium, but excluding any Accrued Interest (as defined below), of $850,000,000 (which amount is being increased as described herein) (such amount, the “Maximum Tender Amount”) of the debt securities listed in the table (the “Notes”) from each holder (individually, a “Holder,” and collectively, the “Holders”) of the applicable Notes, each issued under the applicable indenture, as supplemented by the applicable officers’ certificate, governing each series of Notes. The “Total Consideration” amount for each series of Notes that were validly tendered and not validly withdrawn in the Tender Offer as of 5:00 p.m., New York City time, on March 16, 2022 (the “Early Tender Date”) is set forth in the table below:

Title of Security	CUSIP / ISIN	Maturity Date	Par Call Date	Aggregate Principal Amount Outstanding	Acceptance Priority Level(1)	Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (basis points)(2)	Early Tender Premium (3)(4)	Total Consideration (2)(3)(4)
7.000% Notes due 2037(5)	50075N AR5 / US50075NAR52	August 11, 2037	N/A	$126,504,000	1	2.375% U.S. Treasury due 2042	2.574%	FIT1	145	$30	$1,339.04
6.500% Notes due 2031(5)(6)	50075N AC8 / US50075NAC83	November 1, 2031	N/A	$269,920,000	2	1.875% U.S. Treasury due 2032	2.178%	FIT1	120	$30	$1,254.54
6.875% Notes due 2038	50075N AT1 / US50075NAT19	February 1, 2038	N/A	$159,014,000	3	2.375% U.S. Treasury due 2042	2.574%	FIT1	145	$30	$1,331.94
6.875% Notes due 2039(5)	50075N AW4 / US50075NAW48	January 26, 2039	N/A	$156,416,000	4	2.375% U.S. Treasury due 2042	2.574%	FIT1	145	$30	$1,346.44
6.500% Notes due 2040(5)	50075N AZ7 / US50075NAZ78	February 9, 2040	N/A	$259,578,000	5	2.375% U.S. Treasury due 2042	2.574%	FIT1	145	$30	$1,313.59
4.625% Notes due 2048	609207 AP0 / US609207AP00	May 7, 2048	November 7, 2047	$229,184,000	6	1.875% U.S. Treasury due 2051	2.482%	FIT1	145	$30	$1,111.25
2.750% Notes due 2030(6)	609207 AT2 / US609207AT22	April 13, 2030	January 13, 2030	$1,250,000,000	7	1.875% U.S. Treasury due 2032	2.178%	FIT1	90	$30	$976.71
4.125% Notes due 2028	609207 AM7 / US609207AM78	May 7, 2028	February 7, 2028	$672,523,000	8	1.875% U.S. Treasury due 2027	2.154%	FIT1	65	$30	$1,071.22
3.625% Notes due 2026	609207 AR6 / US609207AR65	February 13, 2026	December 13, 2025	$351,540,000	9	1.875% U.S. Treasury due 2027	2.154%	FIT1	45	$30	$1,036.13

(1)

Mondelēz International will accept Notes in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with “1” being the highest Acceptance Priority Level and “9” being the lowest Acceptance Priority Level), subject to the terms and conditions described elsewhere in the Offer to Purchase, including the Maximum Tender Amount and the 2030 Notes SubCap.

(2)

The Total Consideration payable for each series of Notes will be at a price per $1,000 principal amount of such series of Notes validly tendered on or prior to the Early Tender Date and accepted for purchase by us, which is calculated using the applicable Fixed Spread, and when calculated in such a manner already includes the applicable Early Tender Premium.

(3)	The Total Consideration calculated from the relevant Fixed Spread already includes the Early Tender Premium.
(4)	Per $1,000 principal amount of Notes.

(5)	Issuer formerly known as Kraft Foods Inc.
(6)	Admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 3, 2022 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms used in this press release but not defined have the meanings given to them in the Offer to Purchase.

As previously announced, as the aggregate consideration amount, including premium but excluding any Accrued Interest (as defined below) of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Tender Amount, Mondelēz International is increasing the Maximum Tender Amount to approximately $1,030 million in order to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date with acceptance priority levels 1 through 9, except for the 2030 Notes, with acceptance priority level 7, which are subject to the 2030 Notes SubCap. As such, since the aggregate principal amount of the 2030 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the 2030 Notes SubCap, Mondelēz International accepts for purchase the 2030 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date up to the 2030 Notes SubCap, on a prorated basis by a proration factor of approximately 54.09%, subject to the rounding and further scaling provisions detailed in the Offer to Purchase. Mondelēz International will not accept for purchase any of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date with acceptance priority levels 10 and 11. No additional Notes tendered after the Early Tender Date will be accepted for purchase pursuant to the Tender Offer. Notes tendered pursuant to the Tender Offer and not accepted for purchase due to the Maximum Tender Amount, the 2030 Notes SubCap, the Acceptance Priority Levels or proration will be returned to the tendering Holders promptly following the Early Tender Date.

As previously announced, the consideration paid in the Tender Offer has been determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the bid-side yield to maturity of the applicable Reference Security specified in the Offer to Purchase as calculated by the Dealer Managers for the Tender Offer at 10:00 a.m., New York City time, on Thursday, March 17, 2022.

Holders who have validly tendered (and who have not validly withdrawn) their Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will receive the applicable “Total Consideration” per $1,000 principal amount, as applicable, of Notes accepted for purchase, which includes an early tender premium for the applicable series of Notes as set forth in the Offer to Purchase. In addition to the Total Consideration, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on such $1,000 principal amount of Notes from the last applicable interest payment date up to, but not including, the applicable settlement date, payable on the applicable settlement date (“Accrued Interest”).

Settlement for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offer will be on Friday, March 18, 2022.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase. The Tender Offer is not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Mondelēz International by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Depositary and Information Agent for the Tender Offer is Global Bondholder Services Corporation. Any questions or requests for assistance or additional copies of this Offer to Purchase may be directed to the Depositary and Information Agent at 65 Broadway – Suite 404, New York, New York 10006, e-mail: contact@gbsc-usa.com, banks and brokers call: 212-430-3774, all others call toll free (U.S. only): 855-654-2015.

The Dealer Managers for the Tender Offer are BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. Any questions related to the terms of the Tender Offer may be directed to BofA Securities, Inc. at 620 South Tryon Street, 20th Floor, Charlotte, North Carolina 28255, attention: Liability Management Group, collect: (980) 387-3907, e-mail: debt_advisory@bofa.com, London: +44 207 996 5420, DG.LM-EMEA@bofa.com, Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010, attention: Liability Management Group, toll free: (800) 820-1653, collect: (212) 325-6340, London: +44 (0) 20-7883-8763, and Deutsche Bank Securities Inc. at 1 Columbus Circle. New York, New York 10019, Attn: Liability Management Group, Toll Free: 1-800-503-4611, Collect: (212) 250-2955, London: +44 20 7545 8011.

About Mondelēz International

Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2021 net revenues of approximately $29 billion, Mondelēz International is leading the future of snacking with iconic global and local brands such as Oreo, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “intend” and similar expressions are intended to identify Mondelēz International’s forward-looking statements, including, but not limited to, statements about the offer to purchase. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results to differ materially from those indicated in Mondelēz International’s forward-looking statements. Please see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including Mondelēz International’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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